UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 14, 2014

Date of Report (Date of earliest event reported)

Chimerix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 340 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 14, 2014, we received notice from Merck Sharp & Dohme Corp. (“Merck”) of its intention to terminate the Collaboration and Exclusive License Agreement by and between us and Merck, dated July 23, 2012 (the “License Agreement”). The termination of the License Agreement will be effective 90 days after the date we received the notice.

Pursuant to the License Agreement, we granted Merck an exclusive worldwide license to develop and commercialize CMX157, our novel lipid acyclic nucleoside phosphonate, for HIV and other indications, and Merck was responsible for all development and marketing activities for CMX157 on a worldwide basis. Upon the effectiveness of the termination of the License Agreement, we will reacquire all worldwide rights to CMX157.

Merck made the decision to terminate the License Agreement following a routine pipeline portfolio assessment, in connection with which Merck made the decision to no longer pursue development of CMX157.

We filed a press release announcing the termination of the License Agreement on May 16, 2014, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Chimerix, Inc. dated May 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: May 16, 2014
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Chimerix, Inc. dated May 16, 2014.